Exhibit 99.1

FOR IMMEDIATE RELEASE
For: Authentidate Holding Corp.
Berkeley Heights, NJ
November 12, 2013

AUTHENTIDATE HOLDING CORP.

ANNOUNCES $2.46 MILLION PRIVATE PLACEMENT

IN SUPPORT OF ANTICIPATED GROWTH OPPORTUNITIES

Authentidate Holding Corp. (Nasdaq: ADAT), a provider of secure web-based software applications and telehealth products and services for healthcare organizations, today announced that it has entered into definitive purchase agreements with certain accredited and/or institutional investors to purchase an aggregate of $2,465,000 of the company’s common stock and warrants in a private placement. Closing of the transaction is expected to occur by November 13, 2013, subject to the satisfaction of customary conditions. The company expects to receive $2.4 million in net proceeds from the offering and intends to use the net proceeds for general corporate purposes and working capital to support the company’s anticipated growth.

Ben Benjamin, Chief Executive Officer of Authentidate, stated “We are executing our business plan well, we believe we have significant opportunities for growth with our existing customers and we are pursuing a growing pipeline of RFPs and other opportunities for our solutions. These additional funds will be used primarily for general corporate and working capital purposes and provide us with additional financial flexibility to support the growth of our telehealth solutions for remote patient monitoring. We are pleased to be able to bring in additional working capital financing on terms that we find acceptable and, by improving our balance sheet at this juncture, we believe that we will be better positioned to more aggressively grow revenues, establish a greater presence in the marketplace and respond to new product orders and opportunities as they arise.”

Under the terms of the offering, the company will sell an aggregate of 2,347,625 shares of common stock and warrants to purchase an additional 774,716 shares of common stock at a unit price of $1.05 per share and warrant. The warrants will be exercisable for 54 months commencing six months from the closing date at an exercise price of $1.38 per share. The company also entered into a registration rights agreement with the investors and granted them demand and piggyback registration rights covering the resale of the common stock and the shares issuable upon exercise of the warrants. The demand registration rights will be exercisable commencing on the one-year anniversary of the closing.

The securities offered and sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a provider of secure web-based software applications and telehealth products and services that enable healthcare organizations to coordinate care for patients and enhance related administrative and clinical workflows. Authentidate’s products and services enable healthcare organizations to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. Authentidate’s telehealth solutions combine patient vital signs monitoring with a web application that streamlines patient care management. Delivered as Software as a Service (SaaS), customers only require an Internet connection and web browser to access our web-based applications thereby utilizing previous investments in systems and technology. The company’s healthcare customers and users include leading homecare companies, health systems, physician groups and governmental entities. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

For more information, visit the company’s website at www.authentidate.com

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate and Inscrybe are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

Media Contacts:

Peter Seltzberg, Hayden IR,

peter@haydenir.com or (646) 415-8972

Brett Maas, Hayden IR,

Brett@haydenir.com or (646) 536-7331